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                                                                     EXHIBIT 5.2

          [Letterhead of Witherspoon, Kelley, Davenport & Toole, P.S.]





                                  May 22, 1997



Sterling Financial Corporation
111 North Wall Street
Spokane, WA  99201

Ladies and Gentlemen:

         We have acted as counsel to Sterling Financial Corporation (the "Company") in connection with the preparation and filing by the Company and Sterling Capital Trust I (the "Trust") of a registration statement (the "Registration Statement") on Form S-3 under the Securities Act of 1933, as amended (the "Act"), with respect to the offer and sale of certain of the Trust's Capital Securities (liquidation amount $25 per Preferred Security) (the "Capital Securities") and certain of the Company's Junior Subordinated Debentures (the "Debentures") and the related Guarantee Agreement by and between the Company and Bankers Trust, as trustee (the "Guarantee"). In connection therewith, you have requested our opinion as to certain matters referred to below.

         In our capacity as such counsel, we have familiarized ourselves with the actions by the Company in connection with the registration of the Debentures and the Guarantee. We have examined the originals or certified copies of such records, agreements, certificates of public officials and others, and such other documents, including the Registration Statement and the amendment thereto, as we have deemed relevant and necessary as a basis for the opinions hereinafter expressed. In such examination, we have assumed the genuineness of all signatures on original documents and the authenticity of all documents submitted to us as originals, the conformity to original documents of all copies submitted to us as conformed or photostatic copies, and the authenticity of the originals of such latter documents. We are attorneys admitted to practice in the State of Washington and, accordingly, we express no opinion with respect to matters governed by the laws of any jurisdiction other than the federal laws of the United States or the laws of the State of Washington.



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May 22, 1997
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         Based upon and subject to the foregoing, we are of the opinion that:

         1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Washington.

         2. The Guarantee, when executed and delivered as contemplated by the Registration Statement, and the Debentures, when issued and paid for as contemplated by the Registration Statement, will be validly issued obligations of the Company enforceable in accordance with their terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm in the Registration Statement under the caption "Validity of Securities."



                                            Very truly yours,

                                            WITHERSPOON, KELLEY, DAVENPORT
                                            & TOOLE, P.S.


                                            By: /s/ DONALD J. LUKES
                                                ----------------------------
                                                    DONALD J. LUKES

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